UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported)               July 18, 2001

American Banknote Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-3410 (Commission File Number)	13-0460520 (IRS Employer ID Number)

410 Park Avenue, New York, New York (Address of principal executive offices)	10022 (Zip Code)

Registrant's Telephone Number, including area code:	212-593-5700

N/A
(Former name or former address, if changed since last report)

Item 5.           Other Events.

          On July 18, 2001, the Securities and Exchange Commission (“SEC”) instituted and settled fraud charges against the Corporation and its former subsidiary, American Bank Note Holographics, Inc. (“ABH”), in connection with suits the SEC simultaneously brought against certain former officers of the Corporation and ABH and Patrick Gentile, current Senior Vice President and Chief Accounting Officer of the Corporation, for certain alleged violations of the antifraud, periodic reporting, record keeping, internal controls and lying to auditors provisions of the federal securities laws. Pursuant to a settled injunctive action filed by the SEC on July 18, 2001, the Corporation, without admitting or denying the allegations of the SEC’s complaint against it, consented to an order permanently restraining and enjoining it from violating the antifraud, periodic reporting, record keeping, and internal controls provisions of the federal securities laws.

          In addition, the Corporation has been advised by the United States Attorney’s Office for the Southern District of New York (the “Office”) that the Corporation is no longer a target of the Office’s criminal investigation into revenue recognition issues at ABH. The Office’s investigation remains ongoing with respect to certain other matters, however.

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements

           None.

(b)      Pro Forma Financial Statements

           None.

(c)      Exhibits

99.1	Securities and Exchange Commission Press Release No. 2001-74 (July 18, 2001)

99.2	Securities and Exchange Commission Litigation Release No. 17068 (July 18, 2001)

99.3	Complaint for Injunctive Relief, Securities and Exchange Commission v. American Banknote Corporation (S.D.N.Y.) (01 CV 6450 (JSR))

99.4	Complaint and Jury Demand, Securities and Exchange Commission v. Morris Weissman, Joshua Cantor, John Gorman, and Patrick Gentile (S.D.N.Y) (01 CV 6449 (JSR))

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN BANKNOTE CORPORATION By:/s/ Steven G. Singer Steven G. Singer Chief Executive Officer, Chairman and Director

Dated: July 20, 2001

EXHIBIT INDEX

Exhibit	Description

99.1	Securities and Exchange Commission Press Release No. 2001-74 (July 18, 2001)

99.2	Securities and Exchange Commission Litigation Release No. 17068 (July 18, 2001)

99.3	Complaint for Injunctive Relief, Securities and Exchange Commission v. American Banknote Corporation (S.D.N.Y.) (01 CV 6450 (JSR))

99.4	Complaint and Jury Demand, Securities and Exchange Commission v. Morris Weissman, Joshua Cantor, John Gorman, and Patrick Gentile (S.D.N.Y) (01 CV 6449 (JSR))